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                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 9134

                            CAPITAL AUTOMOTIVE REIT
            (Exact name of registrant as specified in its charter)

              Maryland                                  54-1870224
              --------                                  ----------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

            1925 North Lynn Street, Suite 306, Arlington, Virginia   22209
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(Address or principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                   Name of each exchange on which
      to be registered                      Each class is to be registered

---------------------------------           ---------------------------------

---------------------------------           ---------------------------------

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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ] Added in Release No. 34-34922 ((P) 854,450), effective December 7, 1994, 59 F.R. 55342.]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ] [Added in Release No. 34-34922 ((P) 85,450), effective December 7, 1994, 59 F.R. 55342.]

          Securities to be registered pursuant to Section 12(g) of the Act:

        Common Shares of Beneficial Interest, par value $.01 per share
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                                Title of Class
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Item 1    Description of Registrant's Securities to be Registered.
          -------------------------------------------------------


          The Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on November 26, 1997, as amended by Amendment No. 1 to the Registration Statement filed on January 13, 1998, Amendment No. 2 to the Registration Statement filed on January 16, 1998 and Amendment No. 3 to the Registration Statement filed on February 5, 1998 (File No. 333-41183) (collectively referred to hereafter as the "Registration Statement") are hereby incorporated by reference herein.

Item 2    Exhibits Number                Description
          ---------------                -----------

          1. Specimen of Certificate of Common Shares of Beneficial Interest registered hereunder. Incorporated by reference to the Exhibit filed as Exhibit 4.1 to the Registration Statement.


          2. Documents defining rights of holders of Common Shares of Beneficial Interest

                              Incorporated by reference to the Exhibits filed as
                              Exhibit 3.1-Amended and Restated Declaration of Trust and Exhibit 3.2-Amended and Restated By-Laws to the Registration Statement.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                CAPITAL AUTOMOTIVE REIT
                                -----------------------
                                    (Registrant)



Date:  February 4, 1998               By: /s/ Thomas D. Eckert
     ---------------------               --------------------------------------
                                      Name:  Thomas D. Eckert
                                      Title: Chief Executive Officer & President